Exhibit 10.1

AMERICAN TONERSERV CORP.

ATS HQ Bonus Plan, 2009

Bonus Plan Overview

  All HQ Santa Rosa employees are eligible for bonus. Specific allocations are set by the CEO of ATS.
  The bonus pool is to be based on EBITDA performance and the first dollar of bonus will not occur until the actual EBITDA for 2009 exceeds the EBITDA for the approved 2009 baseline budget by 5% before (the “five percent threshold”)
  The Baseline bonus pool accrues at 50% of every $1 of EBITDA over the five percent threshold, with a cap at $2,000,000 of total EBITDA for the 2009 year (equates to a total bonus pool cap of $335,932).
  The Acquisition bonus pool accrues at 5% of the purchase price of each 2009 acquisition, with a maximum of $40,000 per transaction
  Payout of bonus poll earned during 2009 will be in Q1 2010, after completion of our independent audits.

Baseline Plan details

The baseline 2009 Budget 2009 (the “2009 Baseline”) is attached as Exhibit A. The 2009 Baseline plan does not include the impact of any 2009 acquisitions. A separate incentive is outlined below for successfully completing acquisitions.

Summary of the 2009 Baseline Budget

PLAN BY QTR	EBITDA
Q1 09	$(59,876)
Q2 09	300,760
Q3 09	510,523
Q4 09	513,485
TOTAL 2009 EBITDA	$1,264,892

Using the five percent EBITDA threshold, the baseline EBITDA is $1,328,136 (1.05% of the total 2009 EBITDA) before any bonuses accrue in the 2009 bonus pool. The table below shows calculations under different scenarios of the bonus pool under different operating scenarios:

EXAMPLES OF EBITDA GROWTH AND BONUS AMOUNTS

Example #1	EBITDA over plan by	15%	$1,454,626
	Bonus	50%	$63,245
	EBITDA post Bonus	110%	$1,391,381

Example #2	EBITDA over plan by	20%	$1,517,870
	Bonus	50%	$94,867
	EBITDA post Bonus	113%	$1,423,003

Example #3	EBITDA over plan by	25%	$1,581,115
	Bonus	50%	$126,489
	EBITDA post Bonus	115%	$1,454,626

Example #4	EBITDA over plan by	40%	$1,770,849
	Bonus	50%	$221,356
	EBITDA post Bonus	123%	$1,549,492

Acquisition Bonus Plan details

5% of the purchase price of each 2009 acquisition, up to a maximum of $40,000 per transaction, will be added to the bonus pool.

Allocation Details

Name:_________________________

Allocation of bonus pool:____________________ Initials

  Employees currently eligible for the 2009 bonus plan must be continuously employed through December 31 st, 2009 to receive the entire payout of their allocated portion of the bonus pool.
  Employees who voluntarily terminate employment with ATS will not receive any payment for any portion of the 2009 bonus plan
  Employees who are terminated “for cause” / due to violation of company policies will not receive any payment for any portion of the 2009 bonus plan
  Employees who are terminated on an “at will” / “no cause” basis, or who are laid-off due to lack of work will receive a pro-rated portion of the bonus plan based on the allocation percentage specified above, the number of days worked and any other material adjustments made to the 2009 bonus plan overall that would have an effect on the size / allocations of the bonus plan.

EXHIBIT A – 2009 BASELINE BUDGET (excludes acquisitions)
	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09	2009 YE
Total Revenue	2,076,765	1,986,182	2,180,816	2,279,610	2,294,910	2,425,662	2,483,709	2,576,881	2,572,904	2,696,866	2,448,110	2,522,083	28,544,499
Gross Margin	603,908	586,671	647,638	681,375	689,984	733,837	766,155	793,011	796,846	848,130	768,670	793,192	8,709,417
	29.1%	29.5%	29.7%	29.9%	30.1%	30.3%	30.8%	30.8%	31.0%	31.4%	31.4%	31.4%	30.5%
Total Operating Expenses	633,325	624,552	629,028	579,905	581,751	589,039	585,488	588,575	587,338	591,623	581,885	585,373	7,157,883
	30.5%	31.4%	28.8%	25.4%	25.3%	24.3%	23.6%	22.8%	22.8%	21.9%	23.8%	23.2%
Net Income AFTER Hub	$(174,587)	$(182,788)	$(176,665)	$(64,209)	$(63,996)	$(29,337)	$4,122	$25,142	$28,383	$65,613	$(17,853)	$1,020	(585,154)
Adjusted EBITDA	(32,716)	$(41,180)	$14,020	$88,747	$89,681	$122,332	$155,522	$176,137	$178,864	$215,787	$139,874	$157,824	1,264,892

Signatures / Acknowledgement

The signature below acknowledges approval of the ATS HQ Bonus plan for 2009 by the Director in charge of the Compensation Committee. It also acknowledges that the CEO allocation for the bonus pool will be set at 32% and the CEO has the full authority to autonomously determine the allocation for the remainder of the bonus pool.

___________________________
Date

_______________________________
Director of Compensation Committee

This bonus plan does not represent a contract or guarantee of ongoing employment. American TonerServ is an at- will employer and only the CEO of American TonerServ has the authority to alter this policy.